UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

611 N Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, Lisanna Lewis was appointed as a Vice President of the Registrant. Lisanna Lewis continues to serve as Controller, Treasurer and Secretary of the Registrant.

Ms. Lewis has been with Gryphon Gold Corporation since October 2005, and was originally hired as the Office Manager of the Company. In August 2007 Ms. Lewis was promoted to Controller of the Company and later in November 2008 as Secretary and Treasurer. As Vice President of the Company, Ms. Lewis will continue to be responsible for the all administrative functions, financial reporting and investor relations activity. Ms. Lewis has a Commercial Accounting Certificate, an Accounting Technician Diploma, and is currently enrolled in the Certified General Accountants of British Columbia program.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Ms. Lewis and any other director or executive officer of the Registrant. The Registrant knows of no transactions involving the Registrant during the last two years in which Ms. Lewis had a direct or indirect interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Ms. Lewis pursuant to which she was selected to serve as an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: August 5, 2010	By: /s/ John Key
John Key
Chief Executive Officer